UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)
	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)
(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Employment Agreements. On February 22, 2013, InnerWorkings, Inc., a Delaware corporation, and each of Eric D. Belcher, Chief Executive Officer and President, and John D. Eisel, Chief Operating Officer entered into an amendment to each executive’s respective employment agreement. The amendments eliminated the “modified single trigger” severance provisions from the employment agreements, which provisions had (i) required the executive to continue employment for nine (9) months following a change in control with a limited ability to terminate his employment for “good reason” during such period and (ii) provided that the executive’s resignation for any reason following the aforementioned nine (9) month period after a change in control constituted “good reason” entitling the executive to severance benefits. The foregoing description of the amendments is qualified in its entirety by reference to the full text of the amendments filed as Exhibits 10.1 and 10.2 hereto, which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated February 22, 2013, by and between Eric D. Belcher and InnerWorkings, Inc.
10.2	Amendment to Employment Agreement, dated February 22, 2013, by and between John D. Eisel and InnerWorkings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: February 26, 2013	By:	/s/ Joseph M. Busky
	Name: Title:	Joseph M. Busky Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated February 22, 2013, by and between Eric D. Belcher and InnerWorkings, Inc.
10.2	Amendment to Employment Agreement dated February 22, 2013, by and between John D. Eisel and InnerWorkings, Inc.